Remarks by:

 Charles W. Moorman

Chairman, President and Chief Executive Officer

Norfolk Southern Corporation

 Investor Day

New York, New York

June 6, 2007

             Thanks Leanne.

            Good morning everyone, and welcome to our investor conference.  As all of you know, it's been a while since we've had such a conference, although not as one person I read has suggested "a dog's life," but with the changes in our company over the past few years and the more recent wave of interest in the rail industry, we thought it appropriate to have a full discussion with you about our company.

            As you can see, we have a full agenda today with presentations from a number of folks from our senior management team.  Our goals are fairly simple, in that by the end of the day we hope that you'll have a much better understanding of

a.   who we are,

b.   how we manage the company,

c.   where we hope to take the company in the future,

d.   why we believe that Norfolk Southern continues to represent a superior investment opportunity, not only in the rail sector, but in the broader market as well.

            Before we get into the presentations, I'd like to take a few minutes to talk about what we see as the three principal elements of Norfolk Southern's current and future success.  You'll be hearing a lot more about all of these as the day progresses, but I think that they provide a useful framework in thinking about the information you're hearing.

            The first key to our success comes as no surprise, and that's the economic and regulatory landscape in which we and the other rail carriers are operating.  I know that you've all heard a lot about the changes in transportation in the past few years - higher energy costs, truck driver shortages, fewer truck drivers, increased highway congestion - and Don Seale and our Marketing team will be talking about them in more detail this morning.  Although our business, like that of the other rails, is down a little year-over-year because of the very real weakness in the automotive and housing sectors, we remain convinced that the underlying fundamentals of U.S. surface transportation have changed, and those changes will be good for our business for a long time to come.

            While the economic landscape looks much better, the regulatory landscape has become more uncertain.  On the positive side, more and more policymakers are becoming convinced of the public benefits of investing in rail infrastructure, and we're convinced that trend will continue.  More problematically, the recent improvements in the profitability of our industry combined with some service issues with a couple of carriers have increased the pressure from some groups to re-regulate our industry.  Jim Hixon will be talking with you at lunch about these issues, but the bottom line is that while we remain confident that no substantial negative changes will occur, we are going to have to be watchful and thoughtful about how we manage our business so as not to give our critics further ammunition.

            The second, critical element of our success is our franchise.  When I talk about franchise, I mean the combination of a number of things.  They include the markets we serve, the customers that we serve in those markets, the physical characteristics of the routes between those markets, and the assets such as terminals that we employ to serve those markets.  Railroading is a business where a superior route and/or superior assets will usually provide a significant competitive advantage.

            While all railroads share a common technology and many common business practices, they can be, and usually are, very different in terms of their franchises.  For example, our franchise is different from CSX's, and we're both very different from the Western & Canadian carriers.

            Put very simply, we think that Norfolk Southern has a superior franchise.  First, we're located in the part of the country where most of the people are and where most of the inter-city freight moves.  Second, we have direct routes with good capacity between most of the markets we serve.

            With these advantages come a few management challenges in that we have a complex matrix of routes with more origin-destination points and shorter average hauls than many of the other carriers.  Fortunately, this is offset by a third advantage, a superior set of assets, such as classification yards and intermodal terminals located at the right places to handle our customers' business efficiently and effectively.  Last, as Tim Drake will be discussing, we have and continue to maintain all of our assets at a level which allows us to provide superior service to our customers with minimal disruption.

            You'll also be hearing about some important initiatives that we have to grow and strengthen our franchise.  Mike McClellan will be describing our Meridian Speedway transaction with the KCS, a deal which ensures our access to the shortest, best intermodal route between the West Coast ports and the Southeastern U.S.  Mike will also be talking about an even bigger opportunity for us which we have dubbed the I-81 Crescent Corridor, an initiative to significantly grow our intermodal business between the Southern and Southwest U.S. and the Northeast.  It's one of the last major freight corridors in this country which has not been penetrated by intermodal rail, and while there's a lot of work still to be done, it's a project which has enormous potential for future growth at Norfolk Southern.

            Finally, along with favorable economic forces and a superior franchise, there is one more element to our success at Norfolk Southern, and that's the way that we all collectively manage the company.  Put simply, I believe that we have the best management team from top to bottom of any company in our industry, and that our results show it.  Our people do an exceptional job of managing a very complex franchise in what is already a fairly complex business.

            In managing the company, we're focused on a few crucial elements of success.  The first of these is service.  When I talk to groups either internally or externally, the first thing that I talk about is the fact that we're a service business, and our goal is always to provide superior customer service.  Our service today is acknowledged to be pretty good, but we know it's got to get even better.  You'll be hearing a lot more this morning about how we think about service delivery, how we measure and manage it, and about the initiatives we have underway to offer even higher levels of service in the future.  With better service comes increased business opportunities and the ability to realize more value for our products, and improving service is the linchpin for all our strategic initiatives.

            Our second area of focus which goes hand in hand with service delivery is technology.  As I've mentioned, we have a complex transportation network, and information technology is a critical component in ensuring that it runs well.  We have great systems with which we manage our transportation network and a lot more technology on the way.  Danny Smith, Tim Heilig, and Fred Ehlers will all be describing technology initiatives which hold enormous promise for improving the efficiency and effectiveness of our operations.

            The final and most important area of our management focus is our workforce.  As I've said, I believe that NS people are second to none, and as John Rathbone will be more fully describing, we face both opportunities and challenges as we think about our workforce for the future.  We have a number of creative programs underway to ensure that we have the right people with the right skill sets to provide the best possible service at the highest levels of efficiency, thereby generating the highest levels of return from our company.

            In closing, I would be remiss if I didn't mention the other critical component of our focus on people, and that is our safety process.  Mark Manion will tell you more about that, but if you want evidence of the strength of our management team and our entire workforce, then I think that you need look no further than the fact that NS has won the Harriman Gold Medal for employee safety for 18 consecutive years, and in doing so we've led the rest of the industry to the point where it's safer to work on the railroad than in a hotel or department store.  It's the result of relentless focus, constant process improvement, the willingness to commit resources, and above all, the commitment of everyone in our company to eliminate accidents in our company.

            These same characteristics are also what we bring to the job of providing the best possible service to our customers and providing the best possible returns to our customers, and they're the reasons why I am so confident in our future.

            Let me now turn the program over to Don Seale to get the presentations started.  As you can see, we'll have time after each set of presentations for some Q&A, and at the end of the session I'll be back with some concluding remarks and I'll be happy to take your questions then.